Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Jonathan Will McGuire, Chief Executive Officer (Principal Executive Officer) and Thomas B. Miller, Chief Financial Officer (Principal Financial and Accounting Officer) of Second Sight Medical Products, Inc. (the “Company”), each hereby certifies that, to the best of his knowledge:

1.	The Annual Report of the Company on Form 10-K (the “Report”) for the fiscal year ended December 31, 2017, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for periods indicated.

Date: March 20, 2018	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer
(Principal Executive Officer)

/s/ Thomas B. Miller
Thomas B. Miller
Chief Financial Officer
(Principal Financial and Accounting Officer)